Exhibit 10.1
SECOND AMENDMENT TO THE
HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN
(Restated effective January 1, 2021)
__________________________
Pursuant to Section 20(a) of the HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended as described below. Unless specifically stated otherwise, any reference in this Amendment to “Section” is intended to refer to the applicable Section of the Plan, including the Sections of the Howmet Aerospace Niles Bargaining Retirement Savings Plan (the “Niles Union Plan”) that continue to apply following the merger of the Niles Union Plan into the Plan. This amendment is effective on the dates specified below.
A.
Effective as of January 1, 2023, Section 2(o) is added as follows:
(o)    Despite any other provision of the Plan, no After-Tax Savings contributions may be made for any Plan Year beginning on or after January 1, 2023.

B.
Effective as of January 1, 2021, Schedule B-1 of the Plan is amended as set forth below to reflect participation in the Plan by eligible employees of three locations in Dover, New Jersey, and to clarify that employees working at the Chillicothe, Ohio location have been eligible to receive matching Participating Employer Contributions since January 1, 2021. These provisions were previously included in the Hourly Savings Plan, but were inadvertently omitted from the most recent restatement. This amendment is made retroactively to align the Plan’s terms with its operations as permitted under Section 4.05(2)(a) of IRS Revenue Procedure 2021-30.

Company Code	Company Description	*EE Type	LOC	Location Description	Union Code	Union Description	Match	ERIC
010	Howmet Aerospace	H	CLC	Chillicothe, Ohio (ASL)	N/A	N/A	0.500	N/A
T13	Howmet Casting & Services Inc	E	DNH	Dover, New Jersey (Howmet-HAD)	N/A	N/A	1.000	Y
T48	Howmet Castings & Services Inc	E	DJY	Dover, New Jersey (Howmet-HAD)	N/A	N/A	1.000	Y
T48	Howmet Castings & Services Inc	H	DJY	Dover, New Jersey (Howmet-HAD)	N/A	N/A	1.000	Y
C.
Effective January 1, 2023, Appendix E for Roth 401(k) Savings is added to the Plan as follows:

APPENDIX E
for
Roth 401(k) Savings
Article A
Roth 401(k) Savings
A.1General Application
(a)This Article applies to contributions beginning with the effective date of this Amendment.
(b)The Plan will accept Roth 401(k) Savings made on behalf of Participants. A Participant’s Roth 401(k) Savings (including any Roth 401(k) contributions transferred to the Plan in connection with a plan merger) must be allocated to a separate account maintained for such deferrals as described in Section A.2 of this Appendix.
(c)Unless specifically stated otherwise, Roth 401(k) Savings will be treated as Payroll Deductions and included in Savings for all purposes under the Plan.
A.2Separate Accounting
(a)Contributions and withdrawals of Roth 401(k) Savings will be credited and debited to the Roth 401(k) Savings Account maintained for each Participant.
(b)The Plan will maintain a record of the amount of Roth 401(k) Savings in each Participant’s Roth 401(k) Savings Account.
(c)Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth 401(k) Savings Account and the Participant’s other accounts under the Plan.
(d)No contributions other than Roth 401(k) Savings and properly attributable earnings may be credited to each Participant’s Roth 401(k) Savings Account.
A.3Direct Rollovers
(a)Despite any other provision of the Plan, a “direct rollover” of a distribution from a Roth 401(k) Account under the Plan may only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.
(b)Despite any other provision of the Plan, the Plan may accept a rollover contribution to a Roth 401(k) Savings Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

A.4Correction of Excess Contributions
(a)In the case of a distribution of excess Payroll Deductions under Appendix A, a Highly Compensated Employee may designate the extent to which the excess amount is composed of Pre-Tax Savings and Roth 401(k) Savings but only to the extent such types of deferrals were made for the year.
(b)If the Highly Compensated Employee does not designate which type of Payroll Deduction is to be distributed, the Plan will distribute Roth 401(k) Savings first.
A.5Definitions
(a)“Roth 401(k) Savings” are Payroll Deductions that are:
(1)Designated irrevocably by the Participant at the time of the cash or deferred election as Roth 401(k) Savings that are being made in lieu of all or a portion of the Pre-Tax Savings the Participant is otherwise eligible to make under the Plan; and
(2)Treated by Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
(b)A “Roth 401(k) Savings Account” is the account maintained for a Participant to record the Participant’s Roth 401(k) Savings. A Participant’s Roth 401(k) Account will be subject to the same rules applicable to Pre-Tax Savings with respect to investments, adjustments, and transfers under Sections 8 and 9 (Sections 7 and 8 of the Niles Union Plan).
(c)All other capitalized terms in this Appendix have the same meanings as in the “Definitions” Section of the Plan (including the definition provisions in any other applicable Appendix to the Plan).
A.6Other Rules
(a)A Participant’s Roth 401(k) Account is always 100% vested and nonforfeitable.
(b)Roth 401(k) Savings will be counted along with a Participant’s Pre-Tax Savings in determining the amount of Participating Employer Contributions made for the Participant under Section 3 of the Plan. The limit on Participating Employer Contributions of six percent of the Participant’s Eligible Compensation in Section 3 applies to the combined total of the Pre-Tax Savings and Roth 401(k) Savings contributed by the Participant.
(c)A Participant’s Roth 401(k) Savings are subject to the same limitations and non-discrimination requirements applicable to Pre-Tax Savings described in Section 2(j) and Appendix A of the Plan.
(d)A Participant’s Roth 401(k) Savings count towards the limit on Payroll Deductions applicable to Pre-Tax Savings under Section 2(a) of the Plan.

(e)Payroll Deductions for Roth 401(k) Savings are subject to the same “automatic escalation” rules that apply to Automatic Pre-Tax Rate Escalation as set forth in Section 2(c).
(f)A Participant may receive in-service withdrawals from the Participant’s Roth 401(k) Savings Account to the same extent that in-service withdrawals are permitted under the Plan from the Participant’s Pre-Tax Savings account.
(g)A Participant may borrow from the Participant’s Roth 401(k) Savings Account, subject to the rules in Section 17 (Section 16 of the Niles Union Plan). Any loan to a Participant will be taken pro rata from the Participant’s accounts, including the Participant’s Roth 401(k) Savings Account.
(h)A Participant must designate the extent to which a partial distribution from the Plan will be made from the Participant’s Roth 401(k) Savings and/or Pre-Tax Savings.
(i)Unless otherwise provided in a qualified domestic relations order, as defined in Section 414(p) of the Code (“QDRO”), the amounts assigned to an alternate payee under a QDRO will be subtracted pro rata from the Participant’s accounts, including the Participant’s Roth 401(k) Savings Account.
(j)A Participant’s Roth 401(k) Savings may be treated as “catch-up” contributions under Section 414(v) of the Code and as described in Section 2(k). A Participant may also contribute “make-up” contributions of Roth 401(k) Savings following return from protected military leave to the same extent as Pre-Tax Savings under Section 2(m).
D.
In all other respects, the Plan is unchanged.